                                                                          Ex 4.3





                 [Unless this certificate is presented by an authorized representative of [Depositary], to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Nominee] or such other name as is requested by an authorized representative of [Depositary] (and any payment is made to [Nominee] or to such other entity as is requested by an authorized representative of [Depositary]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, [Nominee], has an interest herein.]


[THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                           UNION PACIFIC CORPORATION
                         [DESIGNATION OF DEBT SECURITY]

REGISTERED                                                   $[PRINCIPAL AMOUNT]

NO. R-                                                      CUSIP [CUSIP NUMBER]

                 UNION PACIFIC CORPORATION, a corporation duly organized and existing under the laws of the State of Utah (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                    [Holder]

or registered assigns, the principal sum of $[principal amount] at the office or agency of the Company in the Borough of Manhattan, The City of New York, on [Maturity Date] in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum [refer to interest period] on [interest payment date(s)] of each year, commencing [initial interest payment date], at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the [interest payment date(s)], as the case may be, next preceding the date of this [Debt Security] to which interest on the [Debt Securities] has been paid or duly provided for (unless the date hereof is the date to which interest on the [Debt Securities] has been paid or duly provided for, in which case from the date of this [Debt Security]), or, if no interest has been paid on the [Debt Securities] or duly provided for, from [Date of Debt Security] until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the [record date(s)] and before the next succeeding [interest payment date(s)], this [Debt Security] shall bear interest from such [interest payment date(s)], as the case may be; provided, however, that if the Company shall default in the payment of interest due on such [interest payment date(s)], then this [Debt Security] shall bear interest from the next preceding [interest payment date(s)] to which interest on the [Debt Securities] has been paid or duly provided for, or, if no interest has been paid on the [Debt Securities] or duly provided for, from [Date of Debt Security]. The interest so payable, and punctually paid or duly provided for, on any [interest payment date(s)] will, except as provided in the Indenture dated as of [date of Indenture] (herein called the "Indenture"), duly executed and delivered by the Company and [Trustee], as Trustee (herein called the "Trustee"), be paid to the Person in whose name this [Debt Security] (or one or more Predecessor Securities) is registered at the close of business on the next preceding [record date(s)], as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this [Debt Security] (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of [Debt Securities] not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Debt Securities] may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the

Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable.

                 [Trustee] will be the Paying Agent and the Security Registrar with respect to the [Debt Securities]. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the [Debt Securities].

                 This [Debt Security] is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                 The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This [Debt Security] is one of the series of Securities of the Company issued pursuant to the Indenture and designated as the [Designation of Debt Securities] (herein called the "[Debt Securities]"), limited in aggregate principal amount to $[Principal Amount].

                 [The [Debt Securities] are not subject to redemption prior to Maturity.] [The [Debt Securities] are subject to redemption upon not less than 30 nor more than 60 days' notice by mail (1) at any time during each twelve-month period ending [month and day of sinking fund period end date], from and including the twelve-month period ending on [initial sinking fund period end date] to and including the twelve-month period ending on [final sinking fund period end date], through operation of the sinking fund for this Series(including the optional sinking fund referred to below) at a Redemption Price equal to 100% of the principal amount thereof, and (2) at any time on or after [initial redemption date], as a whole or from time to time in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing [month and day of initial redemption date] of the years indicated:

Year                           Redemption Price         Year                      Redemption Price
- ----                           ----------------         ----                      ----------------
[Year]  . . . . . . .     [Percentage of Principal]%    [Year]  . . . . .          [Percentage of
                                                                                    Principal]%
[Year]  . . . . . . .     [Percentage of Principal]%    [Year]  . . . . .
                                                                                   [Percentage of
                                                                                    Principal]%

[Year]  . . . . . . .     [Percentage of Principal]%    [Year]  . . . . .
                                                                                   [Percentage of
                                                                                    Principal]%

[Year]  . . . . . . .     [Percentage of Principal]%    [Year]  . . . . .
                                                                                   [Percentage of
                                                                                    Principal]%
[Year]  . . . . . . .     [Percentage of Principal]%    [Year]  . . . . .
                                                                                   [Percentage of
                                                                                    Principal]%



and thereafter at a Redemption Price equal to 100% of the principal amount thereof, together in the case of any such redemption (whether through operation of the sinking fund (including the optional sinking fund referred to below) or otherwise) with accrued interest to the Redemption Date, but installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such [Debt Securities] registered as such at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.]

                 [The sinking fund for the [Debt Securities] provides for the redemption at any time during each of the twelve-month periods referred to in clause (1) of the next preceding paragraph of not less than $[mandatory sinking fund payment amount] aggregate principal amount of [Debt Securities] (the "mandatory sinking fund"). At its option, the Company may make an additional sinking fund payment during each such twelve-month period to redeem up to an additional $[optional sinking fund payment amount] aggregate principal amount of [Debt Securities] (the "optional sinking fund"). The right to make such optional sinking fund payments is not cumulative and to the extent not availed of in any year will terminate. The principal amount of [Debt Securities] acquired or redeemed by the Company (other than through mandatory sinking fund payments) may be credited, at the option of the Company, against subsequent mandatory sinking fund payments otherwise required to be made at the principal amount thereof, if not previously credited.]

                 [The Company shall give the Trustee at least 60 days' prior written notice of any Redemption Date fixed by the Company for redemption of [Debt Securities] of this series through operation of the sinking fund. Nothing herein shall require the Company in any twelve-month period to redeem [Debt Securities] of this series through operation of the mandatory sinking fund or the optional sinking fund on the same Redemption Date.]

                 [In the event of redemption of this [Debt Security] in part only, a new [Debt Security] or [Debt Securities] of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.]

                 If an Event of Default with respect to the [Debt Securities] all of the [Debt Securities] may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series.
The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this [Debt Security] shall be conclusive and binding upon such Holder and upon all future Holders of this [Debt Security] and of any [Debt Security] issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this [Debt Security] or such other [Debt Securities].

                 No reference herein to the Indenture and no provision of this [Debt Security] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this [Debt Security] at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                 As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series.

                 The [Debt Securities] are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. [Debt Securities] may be exchanged for a like aggregate principal amount of [Debt Securities] of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                 Upon due presentment for registration of transfer of this [Debt Security] at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new [Debt Security] or [Debt Securities] of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                 No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this [Debt Security] is registered as the owner hereof for all purposes, whether or not this [Debt Security] is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 Unless otherwise defined herein, all terms used in this [Debt Security] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 This [Debt Security] shall be construed in accordance with and governed by the laws of the State of New York.

                 Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this [Debt Security] shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.


                 IN WITNESS WHEREOF, UNION PACIFIC CORPORATION has caused this [Debt Security] to be duly executed.


Dated:[Date of                                     UNION PACIFIC CORPORATION
      [Debt Security]
                                                   by __________________________
                                                     Title:





[SEAL]

Attest: _____________________
           Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                   [Trustee], as Trustee,

                                                   by ________________________
                                                        Authorized Signatory

                          ___________________________


                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT--________________Custodian________________
                                  (Cust)                 (Minor)
                         Under Uniform Gifts to Minors Act

                         ________________________________________
                                       (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                          ___________________________


                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto


_________________________________ :                                            :

:
_________________________________:

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE:

_______________________________________________________________________________


__________________________________________________ the within [Debt Security]
and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________  ______________________________________
attorney to transfer said [Debt Security] on the books of the Company, with full power of substitution in the premises.


Dated:  _______________________


_______________________________
           Signature
(Signature must correspond with
the name as written upon the face
of the within instrument in every
particular, without alteration or
enlargement or any change whatever.)